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                                                                      EXHIBIT 11

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the reference to our firm in the Statement of Additional Information under the caption "Independent Certified Public Accountants", which in Post Effective Amendment Number 9 to the Registration Statement of the Triumph Asset Allocation Fund.



McCurdy & Associates CPA's, Inc.
November 24, 1997